Exhibit 10.2

SIXTH SUPPLEMENT TO EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

Regarding Phase 3 Clinical Study (ADPKD) in Japan

This Sixth Supplement (herein so called), effective as of August 22, 2019 (the “Supplement Effective Date”), to the Exclusive License and Supply Agreement, effective as of December 24, 2009 (the “Original Agreement”), is by and between Reata Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, USA, with an address at 2801 Gateway Drive, Suite 150, Irving, Texas 75063 (“Reata”), and Kyowa Kirin Co., Ltd., a company organized and existing under the laws of Japan, with an address at 1-9-2 Ohtemachi, Chiyoda-ku, Tokyo, 100-0004, Japan (“Kyowa Kirin”). Reata and Kyowa Kirin are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties”.

WHEREAS, pursuant to the Original Agreement, Reata has granted to Kyowa Kirin an exclusive, royalty-bearing license under the Licensed Technology to research, develop, use, sell, offer for sale, import, and export Licensed Compound and Licensed Product in the Field in the Territory.

WHEREAS, the Parties executed several supplements to the Original Agreement including the Fifth Supplement, under which the Parties amended the terms regarding milestone payments relating to the indication of Autosomal dominant polycystic kidney disease (“ADPKD”).

WHEREAS, Kyowa Kirin wishes to perform portions of a Phase 3 clinical study of RTA 402 (which is included in the Licensed Compound) for the indication of ADPKD (which is included in the Field) in Japan (which is included in the Territory) with a corresponding Protocol Number 402-C-1808 (“Study”) by participating in the global Phase 3 clinical study of RTA 402 for the indication of ADPKD which is planned and conducted by Reata, as a sponsor of the Study.

WHEREAS, in order to clarify and agree on obligation and responsibility of the Parties for the Study, the Parties wish to supplement the terms of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1. Obligation and Responsibility of the Parties

1.1   Kyowa Kirin shall be an in-country (Japan) caretaker of the Study and solely responsible for the conduct thereof. For clarity, relevant provisions including but not limited to the Article IV (CLINICAL DEVELOPMENT) and the Article V (REGULATORY MATTERS) of the Original Agreement shall apply and Kyowa Kirin will conduct the Study in accordance with those provisions. Notwithstanding the forgoing, Kyowa Kirin shall bear the Study costs (the “Costs”) necessary for enrollment of up to [***] patients, and

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Reata shall bear any increase in the Costs that are allocable to the excess enrollment above [***] patients if such excess enrollment is based on Reata’s desire despite the fact that it is not required for the Study. Costs shall mean (i) any external costs to be paid by Kyowa Kirin to any third parties for the Study and (ii) any internal costs of Kyowa Kirin for the Study with a FTE rate of JPY [***] million. In case of such excess enrollment, Kyowa Kirin shall invoice Reata each quarter for the Costs, and Reata shall pay each invoice within thirty (30) days from the end of the calendar month in which Reata receives the invoice.

1.2   An agreement with a contract research organization (“CRO”) shall be entered into by and between Reata, Kyowa Kirin and the CRO.

2.  Original Agreement

Except as supplemented and amended by this Sixth Supplement, the Original Agreement and all the Supplements to Exclusive License and Supply Agreement between the Parties, shall remain in full force and effect pursuant to their terms

3.  Other Provisions

3.1   This Sixth Supplement shall become effective as of the Supplement Effective Date and shall continue until the termination of the Original Agreement.

3.2   Except where specifically defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Original Agreement.

3.3   The headings to the several Articles hereof are not part of this Sixth Supplement, but are merely guides or labels to assist the locating and reading the several Articles hereof.

3.4   Except as stated herein, all terms and conditions of the Original Agreement and all the Supplements to the Original Agreement shall remain in full force and effect during the effective period of the Original Agreement.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

IN WITNESS WHEREOF, the Parties have executed this Sixth Supplement to be effective as of the Supplement Effective Date.

KYOWA KIRIN CO., LTD.

By:	/s/ Yasuo Fujii

Name:	Yasuo Fujii

Title:	Executive Officer, Director,
Business Development Department

Date:	August 22, 2019

REATA PHARMACEUTCALS, INC.

By:	/s/ J. Warren Huff

Name:	J. Warren Huff

Title:	President and Chief Executive Officer,

Date:	July 30, 2019

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

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